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                                                                    EXHIBIT 10.7

Dated this sixteenth day of October Nineteen Hundred and Ninety
Five  (16th October 1995)








Innovative Technologies Limited     (1)

- and -

Carrington Laboratories Incorporated    (2)



SUPPLEMENTAL AGREEMENT

to a NON-EXCLUSIVE

SALES AND DISTRIBUTION AGREEMENT

for Alginate Dressings and dated August 22nd, 1995






Ref: SUPPCARL.sam
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DATE:      October 16th, 1995

PARTIES

INNOVATIVE TECHNOLOGIES LIMITED of Road Three, Industrial
Estate, Winsford, Cheshire CW7 3PD, UK ("IT").

CARRINGTON LABORATORIES INCORPORATED  of  PO BOX  168128,
IRVING,  TEXAS  75016-8128  USA. ("CARL")

WHEREAS:-

IT and CARL entered into a non-exclusive sales and distribution agreement for certain alginate dressing products on August 22nd, 1995.

IT and CARL are now desirous of making certain minor amendments to that Agreement.



IT IS HEREBY AGREED:

The Recitals to and the Definitions set out in the Agreement shall be deemed to be incorporated herein.

Clause 5.3 of the Agreement shall be replaced by the following:

"The Purchase Price as set out in Schedule 3 hereto and as subsequently revised under Clause 5.2 shall be determined according to the general principle that the Purchase Price shall (unless the parties agree otherwise in writing) represent a sum of money equivalent to forty per cent (40%) of CARL's Average Net Selling Price for the Products for a period of one (1) year from the Effective Date of this Agreement and thereafter the following shall apply:-

5.3.1 forty percent (40%) of CARL's Average Net Selling Price for the Products during any period in which CARL's market share is less than five percent (5%); or

5.3.2 thirty-seven percent (37%) of CARL's Average Net Selling Price for the Products during any period in which CARL's market share is between five percent (5%) and ten percent (10%); or
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5.3.3  thirty-three percent (33%) of CARL's Average Net Selling
Price for the Products during any period in which CARL's market share is between ten percent (10%) and fifteen percent (15%); or

5.3.4 thirty percent (30%) of CARL's Average Net Selling Price for the Products during any period in which CARL's market share is greater than fifteen percent (15%).

As used herein, market share shall be CARL's overall market share in monetary value for the Products in the United States as reported in the Healthcare Products Information Services, Inc. ("HPIS") reports for the relevant period. After said initial six (6) month period and annually thereafter as set forth in Clause 5.2, CARL's actual average selling price and market share will be calculated and the Purchase Price from IT adjusted retrospectively for purchases made during said six (6) month or annual period and prospectively for future purchases. CARL will supply to IT its actual Average Net Selling Price for the Products within sixty (60) days of the end of each such period throughout the term of this Agreement. Within thirty (30) days, any deviations between estimates and actuals shall be paid."

The following shall be inserted into the Agreement as a new
Clause 5.4 and the remaining provisions of Clause 5 of the Agreement shall be re-numbered accordingly.

5.4.1 "Without prejudice to the generality of Clause 5.3 above, CARL hereby agrees to undertake additional expenditure on promoting the Products in the Territory, including on promotional literature and marketing effort, to an amount equal to not less than five per cent (5%) of CARL's Average Net
Selling Price for the Products for a period of one (1) calendar year from the Effective Date of this Agreement.

5.4.2 The promotional expenditure incurred by CARL pursuant to Clause 5.4.1 above shall be deemed to be part-payment of the Purchase Price for the Products during the first calendar year from the Effective Date of this Agreement.

5.4.3 Consequently, in consideration for and in acknowledgement of CARL's agreeing to pay IT five per cent (5%) of the Purchase Price for the Products in the form of additional promotional expenditure equal to that amount in respect of the Products, as specified in Clause 5.4.1 above, IT hereby acknowledges that the balance of the Purchase Price payable for the Products is an
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amount equal to thirty five per cent (35%), rather than the figure of forty per cent (40%) set out in Clause 5.3 above, of CARL's Average Net Selling Price for the Products during the first calendar year from the Effective Date of this Agreement.

5.4.4 The parties hereby agree and acknowledge that the provisions of this Clause 5.4 shall only apply for a period of one year from the Effective Date of this Agreement."

The parties hereby agree that they will accept and be bound by the terms and conditions of the Agreement so that the Agreement (as amended by the above provisions) shall be deemed to be incorporated into this agreement and re-executed by the parties hereto.



AS WITNESS the hands of the duly authorised representatives of IT and CARL the day and year first above written.



Signed by: D Keith Gilding,                         )

Managing Director                                   )

for and on behalf of Innovative Technologies Ltd.:  )



Signed by:  Chris Record                            )

Vice President                                        )

for and on behalf of Carrington Laboratories Inc.  :  )